BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 1st  Ordinary Board Of Directors' Meeting

Held on February 25, 2016

1.           Date, Time and Place: Held on February 25, 2016, at 2:00PM, at the office of BRF S.A. (“Company”) located at Rua Hungria, nº 1.400, 5th floor, room 5F, in the city of São Paulo, State of São Paulo.

2.           Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.           Call of Meeting and Attendance: The call of meeting was duly made pursuant to the Company's Articles of Incorporation, with the majority of the members of the Board of Directors on duty attending: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho and Henri Philippe Reichstul.

4.           Agenda: To resolve on: 4.1. The cancellation of shares held in treasury. 4.2. The financial statements of the Company related to the fiscal year ended in December 31, 2015. 4.3. The Convening Notice and the Management Proposal for the Extraordinary and Annual General Meeting of 2016. 4.4. The amendment to the Company´s Bylaws. 4.5. The collateral to be granted by the Company  to the issuance of insurance policies by N.V. Nationale Borg-Maatschappij (“Nationale Borg”). 4.6. The contracting of Ernst & Young Auditores Independentes S/S (“Auditing Firm”) to audit the financial statements of Al Yasra FC, a company indirectly controlled by the Company. 4.7. The approval of: (i) the financial statements of 2015 of K&S Alimentos S.A. (“K&S”); (ii) the destination of the net profit and the distribution of dividends; and (iii) the election of the members of the Board of Directors and the Executive Officers of K&S.

5.           Resolutions: The members of the Board of Directors, by unanimous vote and without any safeguards:

5.1.       Approved the cancellation of 60,000,000 (sixty million) common shares held in treasury by the Company in the date hereof, without any reduction in the capital stock. Due to the cancellation of shares above mentioned, the Company´s capital stock is now divided in 812,473,246 common shares, all book entry and with no par value. The amendment to Article 5 of the Company´s Bylaws, in order to reflect the new number of shares representing the Company´s capital stock, will be submitted to the first General Meeting to be held after the date hereof.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 1st  Ordinary Board Of Directors' Meeting

Held on February 25, 2016

5.2.       Approved the submission of the Financial Statements for the fiscal year ending December 31, 2015, together with the Management Report, Explanatory Notes, the Opinions of the Independent Auditors, the Fiscal Council and of the Audit Committee, for shareholder decision at the Annual General Meeting.

5.3.       Approved the Convening Notice and the Management Proposal for the Extraordinary and Annual General Meeting of the Company that will be held on April 7, 2016 (“E/AGM”), which shall be published in March 1st, 2016, together with the documents deemed necessary to instruct the convening of the shareholders to the E/AGM.

5.4.       Approved the proposal of amendment to the Company´s Bylaws, which shall be submitted for Company´s shareholders decision at the E/AGM.

5.5.       Pursuant to item 7, article 18 of the Company's Bylaws, approved the collateral to be granted by the Company in favor of BRF GmbH and BRF Global GmbH, direct and indirectly controlled by the Company, respectively, for the issuance of insurance policies by Nationale Borg until the limit of EUR 300,000,000.00 (three hundred million euros).

5.6.       Approved the contracting of the Auditing Firm to perform the audit works of the financial statements of Al Yasra FC, a company indirectly controlled by the Company.

5.7.       Pursuant to item 17, article 18 of the Company's Bylaws, approved: (i) the Financial Statements of K&S, related to the fiscal year ended on 2015; (ii) the destination of the net profit of the fiscal year of 2015, in accordance with the presentation that is filed at the Company's headquarters; and (iii) the appointment / reelection of members of the Board of Directors and the Executive Officers of K&S.

The Company's Officers are hereby authorized to act as required and execute any and all documents required for the implementation of the resolutions hereby approved, including to represent the Company in the exercise of its voting right on resolutions of the corporate entities of its subsidiary companies, as the case may be.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 1st  Ordinary Board Of Directors' Meeting

Held on February 25, 2016

6.           Documents Filed at the Company: The documents related to the subjects in the agenda supporting the resolutions made by the Board of Directors' members and/or information provided during the meeting are filed at the Company's headquarters.

7.           Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and signed by all members. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Ms. Larissa Brack Trisotto – Secretary. Directors: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho and Henri Philippe Reichstul.

I hereby certify that this is a true copy of the minutes recorded in Book No. 5 pages 10 to 13, of minutes of Ordinary and Special Board of Directors' Meetings of the Company.

____________________________________

Larissa Brack

Secretary